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                                                                     EXHIBIT 2.1




                              Plan of Conversion
                                      For
                          Citizens First Savings Bank
                                 as adopted on
                              September 19, 2000

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                              PLAN OF CONVERSION

                                      FOR

                          CITIZENS FIRST SAVINGS BANK

1.   INTRODUCTION

     This Plan of Conversion (the "Plan") provides for the conversion of Citizens First Savings Bank (the "BANK") from a Michigan-chartered mutual savings bank to a Michigan-chartered capital stock savings bank. The Board of Directors of the BANK currently contemplates that all of the stock of the BANK shall be held by a corporation (the "Holding Company"). The Board of Directors has carefully considered the alternatives available to the BANK with respect to its corporate structure and has determined that a mutual to stock conversion as described in this Plan is in the best interests of the BANK, its depositors and the communities served by the BANK. The Board of Directors believes that the decline in mutuality is placing mutual savings banks, such as the BANK, at a disadvantage to the increasing base of stock thrift and commercial bank institutions. The restructuring of the BANK into the capital stock form of organization will enable the BANK to compete more effectively with commercial banks and other financial institutions for new business opportunities and qualified employees, and as a stock institution, to increase its equity capital base, to access the capital markets when needed, to enhance the BANK's ability to expand its franchise and the products it offers and to operate more effectively as an independent, community-oriented financial institution. The use of the Holding Company, if so utilized, would also provide greater organizational and operating flexibility. Shares of capital stock of the BANK will be sold to the Holding Company and the Holding Company will offer the Conversion Stock upon the terms and
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conditions set forth herein to the Eligible Account Holders, the Employee Plans established by the BANK or Holding Company, Supplemental Eligible Account Holders and Other Members in the respective priorities set forth in this Plan. Any shares of Conversion Stock not subscribed for by the foregoing classes of persons will be offered for sale to certain members of the public either directly by the BANK and the Holding Company through a Community Offering or a Syndicated Community Offering or through an underwritten firm commitment public offering or through a combination thereof. In the event that the BANK decides not to utilize the Holding Company in the conversion, Conversion Stock of the BANK, in lieu of the Holding Company, will be sold as set forth above and in the respective priorities set forth in this Plan. In addition to the foregoing, the BANK and the Holding Company, as part of this Plan, intend to implement stock option plans and other stock benefit plans and will provide employment or severance agreements to certain management employees and certain other compensation to the directors, officers and employees of the BANK as described in the prospectus for the Conversion Stock.

     In furtherance of the BANK's long term commitment to its community, this Plan provides for the establishment of a foundation (the "Foundation") as part of the Conversion. The Foundation is intended to complement the BANK's existing community reinvestment activities in a manner that will allow the communities in which the BANK operates to share in the potential growth and profitability of the Holding Company and the BANK over the long term. Consistent with the BANK's goal, the Holding Company intends to donate to the Foundation from its authorized but unissued common stock up to 10.0% of the number of shares sold in the Conversion.

     This Plan, has been approved by at least two-thirds (2/3) of the members of the Board of Directors of the BANK and must also be approved by the BANK's members at a special meeting

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of members to be called for that purpose by: 1) the affirmative vote of 2/3 of the total membership of the BANK, or such lesser amount as may be permitted by applicable law, which vote may be obtained by the use of previously executed proxies which have not been revoked, and 2) the affirmative vote of a majority of the votes eligible to be cast by members which vote may not be obtained by the use of previously executed proxies. Prior to the submission of this Plan to the Voting Members for consideration, the Plan must be preliminarily approved by the Commissioner and reviewed without objection by the Federal Deposit Insurance Corporation.

2.   DEFINITIONS

     For the purposes of this Plan, the following terms have the following meanings:

     Account Holder - The term Account Holder means any Person holding a Deposit
     --------------
Account in the BANK.

     Acting in Concert - The term "Acting in Concert" means:  (i) knowing
     -----------------
participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or
(iii) a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

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     Actual Purchase Price - The term Actual Purchase Price means the per share
     ---------------------
price at which the Conversion Stock is ultimately sold in accordance with the terms hereof.

     Associate - The term Associate when used to indicate a relationship with
     ---------
any person, means: (i) any corporation or organization (other than the BANK or a majority-owned subsidiary of the BANK) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity except that for the purposes of Sections 9 and 14 hereof, the term "Associate" does not include any Non-Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that, for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a Director or Officer of the BANK or the Holding Company, if utilized, or any of its parents or subsidiaries.

     Bank - The term BANK means Citizens First Savings Bank, Port Huron,
     ----
Michigan.

     Commissioner - The term Commissioner means the Commissioner of the Michigan
     ------------
Office of Financial and Insurance Services and the Division of Financial Institutions.

     Community Offering - The term Community Offering means the offering for
     ------------------
sale to certain members of the general public directly by the BANK or the Holding Company, if utilized, of any shares of Conversion Stock not subscribed for in the Subscription Offering.

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     Conversion - The term Conversion means the change in the form of the BANK
     ----------
from mutual to stock form, the issuance of Conversion Stock and the acquisition of the BANK by the Holding Company, if utilized, all in accordance with the terms of this Plan.

     Conversion Stock - The term Conversion Stock means the common stock offered
     ----------------
and issued by the Holding Company or the $1.00 par value Common Stock offered and issued by the BANK, if the Holding Company form of organization is not utilized, upon conversion.

     Deposit Account - The term Deposit Account includes savings accounts, NOW
     ---------------
account deposits, withdrawable accounts, including certificates of deposit, demand accounts, money market deposits and deposits made pursuant to IRA/Keogh Plans. The term Deposit Account does not include escrow accounts.

     Director - The term Director means a member of the Board of Directors of
     --------
the BANK and, where applicable, a member of the Board of Directors of the Holding Company.
     Eligible Account Holder - The term Eligible Account Holder means any person
     -----------------------
holding a Qualifying Deposit on the Eligibility Record Date.

     Eligibility Record Date - The term Eligibility Record Date means the date
     -----------------------
for determining Eligible Account Holders in the BANK and is July 31, 1999.

     Employees - The term Employees means all Persons who are employed by the
     ---------
BANK but does not include an Officer or Director.

     Employee Plans - The term Employee Plans means the Tax-Qualified Employee
     --------------
Stock Benefit Plans of the BANK.

     Estimated Price Range - The term Estimated Price Range means the range of
     ---------------------
minimum and maximum aggregate values determined by the Board of Directors of the BANK within which the

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aggregate amount of Common Stock sold in the Conversion will fall. The Estimated
Price Range will be within the estimated pro forma market value of the Conversion Stock as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter.

     FDIC - The term FDIC means the Federal Deposit Insurance Corporation.
     ----

     Foundation - The term Foundation means a charitable foundation that will
     ----------
qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code.

     Holding Company - The term Holding Company means the corporation formed for
     ---------------
the purpose of acquiring all of the shares of capital stock of the BANK to be issued upon its conversion to stock form unless the Holding Company form of organization is not utilized. Shares of common stock of the Holding Company will be issued in the conversion to Participants and others in a Subscription Offering, Community Offering, Syndicated Community Offering, or underwritten firm commitment public offering, or through a combination thereof.

     Independent Appraiser - The term Independent Appraiser means an appraiser
     ---------------------
retained by the BANK to prepare an appraisal of the pro forma market value of the Conversion Stock.

     Local Community - The term Local Community means the counties in the state
     ---------------
of Michigan where the Bank has a banking office.

     Member - The term Member means any Person or entity who qualifies as a
     ------
member of the BANK pursuant to its Articles of Incorporation and bylaws.

     Officer - The term Officer means an executive officer of the BANK which
     -------
includes the Chief Executive Officer, President, Executive Vice President, Senior Vice Presidents, Vice Presidents in

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charge of principal business functions, Secretary, Treasurer and Controller and any person performing functions similar to those performed by the foregoing persons.

     Order Form - The term Order Form means any form together with attached
     ----------
cover letter, sent by the BANK to any Participant or Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Conversion Stock in the Subscription and Community Offerings.

     Participants - The term Participants means the Eligible Account Holders,
     ------------
Employee Plans and Supplemental Eligible Account Holders.

     Person - The term Person means an individual, a corporation, a partnership,
     ------
a bank, a joint-stock company, a trust (including Individual Retirement Accounts and KEOGH Accounts), any unincorporated organization, a government or political subdivision thereof or any other entity.

     Plan - The term Plan means this Plan of Conversion of the BANK as it exists
     ----
on the date hereof and as it may hereafter be amended in accordance with its terms.

     Preferred Subscribers - The term Preferred Subscribers means those members
     ---------------------
of the general public who are natural persons residing in the BANK's Local Community.

     Qualifying Deposit - The term Qualifying means the balance of each Deposit
     ------------------
Account of $50 or more in the BANK at the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, whichever may be the case. Deposit Accounts with total deposit balances of less than $50 shall not constitute a Qualifying Deposit.

     SEC - The term SEC refers to the United States Securities and Exchange
     ---
Commission.

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     Special Meeting of Members - The term Special Meeting of Members means the
     --------------------------
special meeting and any adjournments thereof held to consider and vote upon this Plan.

     Subscription Offering - The term Subscription Offering means the offering
     ---------------------
of Conversion Stock for purchase through Order Forms to Participants.

     Subscription Price - The term Subscription Price means the amount per share
     ------------------
of Conversion Stock to be paid initially by Participants in the Subscription Offering and persons in the Community Offering.

     Supplemental Eligibility Record Date - The term Supplemental Eligibility
     ------------------------------------
Record Date means the supplemental record date for determining Supplemental Eligible Account Holders of the BANK. The Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding the Commissioner's preliminary approval of the application for conversion.

     Supplemental Eligible Account Holder - The term Supplemental Eligible
     ------------------------------------
Account Holder means any person (other than an Eligible Account Holder) holding a Qualifying Deposit, except Officers, Directors and their Associates, as of the Supplemental Eligibility Record Date.

     Syndicated Community Offering - The term Syndicated Community Offering
     -----------------------------
means the offering of Conversion Stock following the Subscription and Community Offerings through a syndicate of broker-dealers.

     Tax-Qualified Employee Stock Benefit Plan - The term Tax-Qualified Employee
     -----------------------------------------
Stock Benefit Plan means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code. A

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"Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution plan which is not so qualified.

     Voting Members - The term Voting Members means those persons qualifying as
     --------------
voting members of the BANK pursuant to its Articles of Incorporation and bylaws.

     Voting Record Date - The term Voting Record Date means the date fixed by
     ------------------
the Directors for determining eligibility to vote at the Special Meeting of Members.

3.   PROCEDURE FOR CONVERSION

     After approval of the Plan by the Board of Directors of the BANK, the Plan shall be submitted together with all other requisite material to the Commissioner for approval and to the FDIC for its non-objection. Within 10 days after the date of acceptance of the application for conversion by the Commissioner, the BANK will cause to be published a notice of the filing of such application with the Commissioner in accordance with applicable law. Following preliminary approval by the Commissioner and notification of the FDIC's intent not to object to the Conversion, the Plan will be submitted to a vote of the Voting Members at the Special Meeting of Members called for that purpose. Upon approval of the Plan by the Voting Members as required under applicable law, final approval of the Commissioner and non-objection by the FDIC, the BANK will take all other necessary steps pursuant to applicable laws and regulations to convert the BANK to stock form. The conversion must be completed within 24 months of the approval of the Plan by the Voting Members, unless a longer time period is permitted by governing laws and regulations.

     The Board of Directors of the BANK intends to take all necessary steps to form the Holding Company, including the filing of any necessary applications to the appropriate regulatory authorities. In the event that the Holding Company is utilized, upon conversion, the BANK will issue capital

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stock to the Holding Company and the Holding Company will issue and sell the
Conversion Stock in accordance with this Plan.

     The Board of Directors of the BANK may determine for any reason at any time prior to the issuance of the Conversion Stock not to utilize a holding company form of organization in the Conversion, in which case, the Holding Company's registration statement will be withdrawn from the SEC, the BANK will take all steps necessary to complete the conversion from the mutual to the stock form of organization, including filing any necessary documents with the Commissioner and the FDIC, and will issue and sell the Conversion Stock in accordance with this Plan. In such event, any subscriptions or orders received for Conversion Stock of the Holding Company shall be deemed to be subscriptions or orders for Conversion Stock of the BANK without any further action by the BANK or the subscribers for the Conversion Stock, unless any such further action is required by the Commissioner, the FDIC or the SEC, in which case the BANK shall take such necessary action to complete the Conversion. Any references to the Holding Company in this Plan shall mean the BANK in the event the Holding Company is eliminated in the Conversion.

     The Board of Directors of the BANK also intend to take all necessary steps to establish the Foundation, and to fund such Foundation in the manner set forth in Section 7A hereof, subject to the approval of the Voting Members.

     The Conversion Stock will not be insured by the FDIC. The BANK will not knowingly lend funds or otherwise extend credit to any Person to purchase shares of the Conversion Stock.

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4.   HOLDING COMPANY APPLICATIONS AND APPROVALS

     The Holding Company shall make timely applications for any requisite regulatory approvals. The BANK shall be a wholly-owned subsidiary of the Holding Company unless the Holding Company is eliminated in the Conversion.

5.   SALE OF CONVERSION STOCK

     The Conversion Stock will be offered simultaneously in the Subscription Offering to the Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders in the respective priorities set forth in Sections 8 through 10 of this Plan. The Subscription Offering may be commenced as early as the mailing of the Proxy Statement for the Special Meeting of Members and must be commenced in time to complete the Conversion within the time period specified in Section 3.

     Any shares of Conversion Stock not subscribed for in the Subscription Offering will be offered for sale in the Community Offering as provided in
Section 11 of this Plan. The Subscription Offering may be commenced prior to the Special Meeting of Members and, in that event, the Community Offering may also be commenced prior to the Special Meeting of Members. The offer and sale of Conversion Stock prior to the Special Meeting of Members shall, however, be conditioned upon approval of the Plan by the Voting Members.

     If feasible, any shares of Conversion Stock remaining after the Subscription and Community Offerings may be sold in a Syndicated Community Offering, as provided in Section 12 of this Plan in a manner that will achieve the widest distribution of the Conversion Stock as determined by the BANK. The sale of all Conversion Stock subscribed for in the Subscription and Community Offerings will be consummated simultaneously on the date the sale of Conversion Stock in the

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Syndicated Community Offering is consummated and only if all unsubscribed for
Conversion Stock is sold.

     The BANK may elect to offer to pay fees on a per share basis to brokers who assist Persons in determining to purchase shares in the Subscription and Community Offerings.

6.   NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK

     The total number of shares (or a range thereof) of Conversion Stock to be issued and offered for sale will be determined jointly by the Board of Directors of the BANK and the Board of Directors of the Holding Company, if the holding company form of organization is utilized, immediately prior to the commencement of the Subscription and Community Offerings, subject to adjustment thereafter if necessitated by market or financial conditions, with the approval of the Commissioner and the FDIC, if necessary. In particular, the total number of shares may be increased by up to 15% of the number of shares offered in the Subscription and Community Offering if the Estimated Price Range is increased subsequent to the commencement of the Subscription and Community Offering to reflect changes in market and financial conditions.

     All shares sold in the Conversion will be sold at a uniform price per share referred to in this Plan as the Actual Purchase Price. The aggregate purchase price for all shares of Conversion Stock will not be inconsistent with the estimated consolidated pro forma market value of the BANK or the Holding Company, if utilized. The estimated consolidated pro forma market value of the BANK or the Holding Company, if utilized, will be determined for such purpose by the Independent Appraiser. Prior to the commencement of the Subscription and Community Offerings, an Estimated Price Range will be established, which range will vary within 15% above to 15% below the midpoint of such range. The number of shares of Conversion Stock to be issued and the purchase price per share may

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be increased or decreased by the BANK. In the event that the aggregate purchase price of the Conversion Stock is below the minimum of the Estimated Price Range, or materially above the maximum of the Estimated Price Range, resolicitation of purchasers may be required provided that up to a 15% increase above the maximum of the Estimated Price Range will not be deemed material so as to require a resolicitation. Up to a 15% increase in the number of shares to be issued which is supported by an appropriate change in the estimated pro forma market value of the BANK or the Holding Company, if utilized, will not be deemed to be material so as to require a resolicitation of subscriptions. In the event that the aggregate purchase price of the Conversion Stock is below the minimum of the Estimated Price Range or in excess of 15% above the maximum of the Estimated Price Range, and a resolicitation is required, such resolicitation shall be effected in such manner and within such time as the BANK shall establish, with the approval of the Commissioner and the FDIC, if required.

     Based upon the independent valuation, as updated prior to the commencement of the Subscription and Community Offerings, the Board of Directors of the Holding Company, (if a holding company form of organization is utilized) and the Board of Directors of the BANK will fix the Subscription Price and the range of the number of shares to be offered. If upon completion of the Subscription and Community Offerings all of the Conversion Stock is subscribed for, or if because of a limited number of unsubscribed shares or otherwise a Syndicated Community Offering cannot be effected, the total number of shares of Conversion Stock to be issued and sold will be jointly determined by the BANK and Holding Company (if a holding company form of organization is utilized) as follows: (a) the estimated aggregate pro forma market value of the BANK or the Holding Company, as the case may be, immediately after conversion as determined by the

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Independent Appraiser, expressed in terms of a specific aggregate dollar amount rather than as a range, upon completion of the Subscription and Community Offerings or other sale of all of the Conversion Stock shall be divided by (b) the Actual Purchase Price.

     If there is a Syndicated Community Offering of shares of Conversion Stock not subscribed for in the Subscription and Community Offerings, the price per share at which the Conversion Stock is sold in such Syndicated Community Offering shall be the Subscription Price.

     Notwithstanding the foregoing, no sale of Conversion Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the BANK and Holding Company, if utilized, and to the Commissioner and the FDIC that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Conversion Stock at the Actual Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company or the BANK if no Holding Company is utilized. If such confirmation is not received, the BANK may cancel the Subscription and Community Offerings and/or the Syndicated Community Offering, extend the Conversion, establish a new Subscription Price Range and/or Estimated Price Range, extend, reopen or hold new Subscription and Community Offerings and/or Syndicated Community Offering or take such other action as the Commissioner and the FDIC may permit.

     The Conversion Stock to be issued in the Conversion shall be fully paid and nonassessable.

7.   PURCHASE BY THE HOLDING COMPANY OF THE STOCK OF THE BANK

     Upon the consummation of the sale of all of the Conversion Stock, and in the event that a holding company form of organization is utilized, the Holding Company will purchase from the

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BANK all of the capital stock of the BANK to be issued by the BANK in the
Conversion in exchange for the Conversion proceeds that are not permitted to be retained by the Holding Company.

     The Holding Company will apply to retain up to 50% of the proceeds of the Conversion. Assuming the Holding Company is not eliminated, a lesser percentage may be acceptable. The BANK believes that the Conversion proceeds will provide economic strength to the Holding Company and the BANK for the future in a highly competitive and regulated environment and would facilitate expansion through acquisitions, diversification into other related businesses and for other business and investment purposes, including the payment of dividends and future repurchases of Conversion Stock as permitted. If during the Conversion process the Board of Directors of the BANK determines not to complete the Conversion utilizing a holding company form of organization, capital stock of the BANK will be issued and sold in accordance with the Plan. The above activities may also be engaged in by the BANK if the Holding Company is eliminated.

7A.  ESTABLISHMENT AND FUNDING OF FOUNDATION

     As part of the Conversion, the Holding Company and the BANK intend to establish a Foundation that will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code and to donate to the Foundation up to 10.0% of the number of shares of Common Stock sold in the Conversion. The Foundation is being formed in connection with the Conversion in order to complement the BANK's existing community reinvestment activities and to share with the communities in which the BANK operates a part of the BANK's financial success as a community-minded, financial services institution. The funding of the Foundation with Common Stock of the Holding Company accomplishes this goal as it enables such communities to share in the potential growth and profitability of the Holding Company and the BANK over the long-term.

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     The Foundation will be dedicated to the promotion of charitable purposes within the communities in which the BANK operates, including, but not limited to, grants or donations to support housing assistance, scholarships, local education, not-for-profit medical facilities, not-for-profit community groups and other types of organizations or civic minded projects. The board of directors of the Foundation will be responsible for establishing the polices of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation. The Foundation will annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair value of Foundation assets each year. In order to serve the purposes for which it was formed and maintain its 501(c)(3) qualification, the Foundation may sell, on an annual basis, a limited portion of the Common Stock contributed to it by the Holding Company.

     The establishment and funding of the Foundation as part of the Conversion is subject to the approval of the Voting Members by an affirmative vote of a majority of the votes eligible to be cast by Voting Members in person or by proxy at the Special Meeting. In the event that the BANK's Members approve this Plan, but not the Foundation, the BANK may determine to complete the Conversion without the establishment of the Foundation and may do so without amending this Plan or obtaining any further vote of the BANK's Members. Failure of the Voting Members to approve the Foundation may materially affect the pro forma market value of the BANK. In such an event, the BANK may establish a new Estimated Price Range and commence a resolicitation of subscribers. For comparison purposes, Voting Members will be provided with a projection of the pro forma market value of the Conversion Stock, an Estimated Price Range and certain selected pro forma

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financial data that would result if the Conversion were consummated without establishment of the Foundation.

8.   SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)

     A. Each Eligible Account Holder shall receive, as first priority and without payment, nontransferable subscription rights to subscribe for shares of Conversion Stock equal to an amount up to the greater of: the amount permitted to be subscribed for in the Community Offering which amount, pursuant to Section 11, currently is $250,000 of the Conversion Stock offered, but which may be increased to 5% or decreased to less than $250,000 without the further approval of Members or resolicitation of subscribers; one-tenth of one percent (.10%) of the total offering of shares of Conversion Stock; or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the maximum purchase limitation specified in Section 13A and the minimum purchase limitation specified in Section 13C and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

     B. In the event that Eligible Account Holders exercise subscription rights for a number of shares of Conversion Stock in excess of the total number of shares eligible for subscription, the shares of Conversion Stock shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100

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shares or the number of shares subscribed for by the Eligible Account Holders.
Any shares remaining after that allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

     C. Subscription rights as Eligible Account Holders received by Directors and Officers and their Associates which are based on deposits made by such persons during the twelve (12) months preceding the Eligibility Record Date shall be subordinated to the Subscription Rights of all other Eligible Account Holders.

9.   SUBSCRIPTION RIGHTS OF THE EMPLOYEE PLANS (SECOND PRIORITY)

     The Employee Plans shall receive, without payment, as a second priority after the filling of subscriptions of Eligible Account Holders, nontransferable subscription rights to purchase in the Subscription Offering up to 10% of the shares of Conversion Stock to be issued in the Conversion. If, after the filling of subscriptions of Eligible Account Holders, a sufficient number of shares are not available to fill the subscriptions by such Employee Plans, the subscription by such Employee Plans shall be filled to the maximum extent possible; provided, however, that in the event of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up

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to 15%, the additional shares may be sold to the Employee Plans subject to the provisions of Section 13.

     The Employee Plans shall not be deemed to be an Associate or affiliate of or Person Acting in Concert with any Director or Officer of the Holding Company or the BANK.

10.  SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD
     PRIORITY)

     A. Each Supplemental Eligible Account Holder shall receive, without payment, as third priority after the filing of subscriptions of Eligible Account Holders and the Employee Plans, nontransferable subscription rights to subscribe for shares of Conversion Stock equal to an amount up to the greater of: the amount permitted to be subscribed for in the Community Offering which amount, pursuant to Section 11, currently is $250,000 of the Conversion Stock offered, but which may be increased to 5% or decreased to less than $250,000 without the further approval of Members or resolicitation of subscribers; one-tenth of one percent (.10%) of the total offering of Conversion Stock; or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders in each case on the Supplemental Eligibility Record Date, subject to the maximum purchase limitation specified in Section 13A and the minimum purchase limitation specified in Section 13C and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

     B. In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of shares of Conversion Stock in excess of the total number of shares eligible for subscription, the remaining shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Supplemental Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Supplemental Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

     C.   Subscription rights received by an Eligible Account Holder pursuant to
Section 8 shall be applied in partial satisfaction of the subscription rights to be received as a Supplemental Eligible Account Holder pursuant to this Section 10.

11.  COMMUNITY OFFERING (FOURTH PRIORITY)

     If less than the total number of shares of Conversion Stock to be subscribed for in the Conversion are sold in the Subscription Offering, it is expected that shares remaining unsubscribed for will be made available for purchase in the Community Offering to certain members of the general public, which may subscribe together with any Associate or group of persons Acting in Concert for up to $250,000 of the shares of Conversion Stock offered subject to the Maximum Overall Purchase Limitation as specified in Section 13A and the minimum purchase limitation specified in Section 13C and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%; provided, however, that the amount permitted to be purchased in the Community Offering may be increased to 5% of the Conversion Stock; or decreased to less than $250,000 without the further approval of Members or resolicitation of subscribers. The shares may be made available in the Community Offering through a direct community marketing program which may provide for utilization of a broker, dealer, consultant or investment banking firm, experienced and expert in the sale of savings institution securities. Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. Any excess of shares will be available for purchase by the general public with preference given to Preferred Subscribers. The BANK shall make distribution of the Conversion Stock to be sold in the Community Offering in such a manner as to promote the widest distribution of Conversion Stock. The BANK reserves the right to reject any or all orders, in whole or in part, which are received in the Community Offering.

     If the subscribers in the Community Offering, whose orders would otherwise be accepted, subscribe for more shares than are available for purchase, the shares available to them will be allocated among the subscribers in the manner which permits each such person to the extent possible, to purchase the number of shares necessary to make his total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by such persons. Thereafter, unallocated shares will be allocated among the subscribers whose subscriptions remain unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated. The BANK may establish all other terms and conditions of such offer. The Community Offering may commence concurrently with the Subscription Offering or anytime during or after the Subscription Offering. The Community Offering must be completed within 45 days after the completion of the Subscription Offering unless otherwise extended by the Commissioner and the FDIC, if required.

12.  SYNDICATED COMMUNITY OFFERING

     If feasible, all shares of Conversion Stock not subscribed for in the Subscription and Community Offerings may be sold in a Syndicated Community Offering, subject to such terms, conditions and procedures as may be determined by the BANK, in a manner that will achieve the widest distribution of the Conversion Stock subject to the right of the BANK to accept or reject in whole or in part all subscriptions in the Syndicated Community Offering. In the Syndicated Community Offering, any person together with any Associate or group of persons Acting in Concert may purchase up to $250,000 of the total number of shares of Conversion Stock offered subject to the maximum purchase limitation specified in Section 13A and the minimum purchase limitation specified in
Section 13C and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%; provided, however, that this amount may be increased to 5% or decreased to less than $250,000 without the further approval of Members or resolicitation of subscribers. The shares purchased by any Person together with any Associate or group of persons Acting in Concert pursuant to Section 11 shall be counted toward meeting the maximum percentage of shares permitted to be purchased pursuant to this Section. Provided that the Subscription Offering has commenced, the BANK may commence the Syndicated Community Offering at any time after the mailing to the Members of the Proxy Statement to be used in connection with the Special Meeting of Members, provided that the completion of the offer and sale of the Conversion Stock shall be conditioned upon the approval of this Plan by the Voting Members. If the Syndicated Community Offering is not sooner commenced pursuant to the provisions of the preceding sentence, the Syndicated Community Offering will be commenced as soon as practicable following the date upon which the Subscription and Community Offerings terminate.

     Alternatively, if a Syndicated Community Offering is not held, the BANK shall have the right to sell any shares of Conversion Stock remaining following the Subscription and Community Offerings in an underwritten firm commitment public offering. The provisions of Section 13 hereof shall not be applicable to sales to underwriters for purposes of such an offering but shall be applicable to the sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the Actual Purchase Price less an underwriting discount to be negotiated among such underwriters and the BANK, which will in no event exceed an amount deemed to be acceptable by the Commissioner and the FDIC.

     If for any reason a Syndicated Community Offering or an underwritten firm commitment public offering of shares of Conversion Stock not sold in the Subscription and Community Offerings cannot be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription and Community Offerings or in the Syndicated Community Offering or an underwritten firm commitment public offering, other purchase arrangements will be made for the sale of unsubscribed shares by the BANK, if possible. Such other purchase arrangements will be subject to the approval of the Commissioner and the FDIC.

13.  LIMITATION ON PURCHASES

     In addition to the maximum amount of Conversion Stock that may be subscribed for as set forth in Sections 8, 10, 11 and 12, the following limitations shall apply to all purchases of shares of Conversion Stock:

     A. The maximum number of shares of Conversion Stock which may be subscribed for or purchased in all categories in the conversion by any Person or Participant together with any Associate or group or persons Acting in Concert shall not exceed 1.5% of the shares of Conversion Stock offered (the "Maximum Overall Purchase Limitation"), except for the Employee Plans which may subscribe for up to 10% of the Conversion Stock issued and except for certain Eligible Account Holders and Supplemental Eligible Account Holders which may subscribe for or purchase shares in accordance with Sections 8 and 10 herein, respectively; provided, however, in the event that the Maximum Overall Purchase Limitation is increased to more than 2.0% of the shares of Conversion Stock offered, orders for Conversion Stock in the Community Offering and in the Syndicated Community Offering (or, alternatively an underwritten firm commitment public offering), if any, shall, as determined by the BANK, first be filled to a maximum of 2.0% of the total number of shares of Conversion Stock offered and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

     B. The maximum number of shares of Conversion Stock which may be purchased in all categories in the Conversion by Officers and Directors of the BANK and their Associates in the aggregate shall not exceed 25% of the total number of shares of Conversion Stock issued.

     C. A minimum of 25 shares of Conversion Stock must be purchased by each Person purchasing shares in the Conversion to the extent those shares are available; provided, however, that in the event the minimum number of shares of Conversion Stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares of Conversion Stock which when multiplied by the price per share shall not exceed $500, as determined by the Board.

     If the number of shares of Conversion Stock otherwise allocable pursuant to Sections 8, 10, 11 and 12, to any Person or that Person's Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Conversion Stock allocated to each such person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above maximums, and such maximum number of shares shall be reallocated among that Person and his or her Associates as they may agree, or in the absence of an agreement, in proportion to the shares subscribed by each (after first applying the maximums applicable to each Person, separately).

     Depending upon market or financial conditions, the Board of Directors of the BANK and the Holding Company, without further approval of the Members, may decrease or increase the purchase limitations in this Plan, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5%. Notwithstanding the foregoing, the Maximum Overall Purchase

Limitation may be increased up to 9.99% provided that orders for Conversion Stock exceeding 5% of the shares being offered shall not exceed, in the aggregate, 10% of the total offering. If the BANK or the Holding Company, as the case may be, increases the maximum purchase limitations, the BANK or the Holding Company, as the case may be, is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the BANK or the Holding Company, as the case may be, resolicit certain other large subscribers.

     In the event shares of Conversion stock are sold in excess of the maximum of the Estimated Price Range, (the "Adjusted Maximum") such shares will be allocated in the following order of priority: (i) to fill the Employee Plans' subscription to the Adjusted Maximum; (ii) in the event that there is an oversubscription at the Eligible Account Holder level, to fill unfulfilled subscriptions of Eligible Account Holders exclusive of the Adjusted Maximum in accordance with Section 8; (iii) in the event there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfulfilled subscriptions of Supplemental Eligible Account Holders exclusive of the Adjusted Maximum in accordance with Section 10; and (iv) to fill unfulfilled Subscriptions in the Community Offering exclusive of the Adjusted Maximum in accordance with Section 11.

     For purposes of this Section 13, the Directors and Officers of the BANK and the Holding Company shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Directors or Officers of the BANK or the Holding Company.

     Each Person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

     For a period of three years following the Conversion, no Officer, Director or their Associates shall purchase, without the prior written approval of the Commissioner, any outstanding shares of common stock of the BANK or the Holding Company, as the case may be, except from a broker-dealer registered with the SEC. This provision shall not apply to negotiated transactions involving more than one percent of the outstanding shares of common stock of the BANK or the Holding Company, as the case may be, the exercise of any options pursuant to a stock option plan or purchases of common stock of the BANK or the Holding Company, as the case may be, made by or held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan of the BANK or the Holding Company (including the Employee Plans) which may be attributable to any Officer or Director. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any person acting on its behalf and the purchaser or his investment representative. The term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

14.  PAYMENT FOR CONVERSION STOCK

     All payments for Conversion Stock subscribed for in the Subscription, Community and Syndicated Community Offerings must be delivered in full to the BANK, together with a properly completed and executed Order Form, or purchase order in the case of the Syndicated Community Offering, on or prior to the expiration date specified on the Order Form or purchase order, as the case may be, unless such date is extended by the BANK; provided, however, that if the Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Conversion Stock subscribed for by such plans at the Actual Purchase Price upon consummation of the Conversion, provided that, in the case of the employee stock ownership plan (the "ESOP") there is in force from the time of its subscription until the consummation of the Conversion, a loan commitment from the Holding Company or an unrelated financial institution to lend to the ESOP, at such time, the aggregate Subscription Price of the shares for which it subscribed. The BANK may make scheduled discretionary contributions to an Employee Plan provided such contributions do not cause the BANK to fail to meet its regulatory capital requirement.

     Notwithstanding the foregoing, the BANK and the Holding Company, if utilized, shall have the right, in their sole discretion, to permit institutional investors to submit contractually irrevocable orders in the Community Offering and to thereafter submit payment for the Conversion Stock for which they are subscribing in the Community Offering at any time prior to 48 hours before the completion of the Conversion, unless such 48 hour period is waived by the BANK and the Holding Company, in their sole discretion.

     Payment for Conversion Stock subscribed for shall be made either in cash (if delivered in person), check or money order. Alternatively, subscribers in the Subscription and Community Offerings may pay for the shares subscribed for by authorizing the BANK on the Order Form to make a withdrawal from the subscriber's Deposit Account at the BANK in an amount equal to the purchase price of such shares. Such authorized withdrawal, whether from a savings, passbook or certificate account, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirement, the certificate shall be cancelled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. Funds for which a withdrawal is authorized will remain in the subscriber's Deposit Account, but may not be used by the subscriber until the Conversion Stock has been sold or the 45-day period (or such longer period as may be approved by the Commissioner) following the Subscription and Community Offering has expired, whichever occurs first. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the purchase price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest will be paid by the BANK at not less than the passbook annual rate on payments for Conversion Stock received in cash or by check or money order. Such interest will be paid from the date payment is received by the BANK until consummation or termination of the Conversion. If for any reason the Conversion is not consummated, all payments made by subscribers in the Subscription, Community and Syndicated Community Offerings will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by cancelling the authorization for withdrawal. The BANK will not knowingly make any loans or granting any lines of credit for the purchase of stock in the Conversion.

15.  MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS

     As soon as practicable after the Prospectus prepared by the Holding Company and the BANK has been declared effective or approved for use by the Commissioner, the FDIC and the SEC, if the holding company form of organization is utilized, Order Forms will be distributed to all Eligible Account Holders, the Employee Plans and Supplemental Eligible Account Holders at their last known addresses appearing in the deposit records of the BANK for the purpose of subscribing for shares of Conversion Stock in the Subscription Offering and will be made available for use by those Persons entitled to purchase in the Community Offering. Notwithstanding the foregoing, the BANK may elect to send Order Forms only to those Persons who request them after a notice as is approved by the Commissioner and is adequate to apprise all Eligible Account Holders, the Employee Plans and Supplemental Eligible Account Holders of the pendency of the Subscription Offering has been given. Such notice may be included with the proxy statement for the Special Meeting of Members and may also be included in a notice of the pendency of the Conversion and the Special Meeting of Members sent to all Eligible Account Holders and Supplemental Eligible Account Holders.

     Each Order Form will be preceded or accompanied by the Prospectus (if a holding company form of organization is utilized) or the Offering Circular (if the holding company form of organization is not utilized) describing the Holding Company, if utilized, the BANK, the Conversion Stock and the Subscription and Community Offerings. Each Order Form will contain, among other things, the following:

     A. A specified date by which all Order Forms must be received by the BANK, which date shall be not less than twenty (20), nor more than forty-five
(45) days, following the date on which the Order Forms are mailed by the BANK, and which date will constitute the termination of the Subscription Offering;

     B. The Subscription Price per share for shares of Conversion Stock to be sold in the Subscription and Community Offerings;

     C. A description of the minimum and maximum number of shares of Conversion Stock which may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Community Offering;

     D. Instructions as to how the recipient of the Order Form is to indicate thereon the number of shares of Conversion Stock for which such person elects to subscribe and the available alternative methods of payment therefor;

     E. An acknowledgment that the recipient of the Order Form has received a final copy of the Prospectus or Offering Circular, as the case may be, prior to execution of the Order Form;

     F. A statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering within the subscription period such properly completed and executed Order Form, together with cash (if delivered in person), check or money order in the full amount of the purchase price as specified in the Order Form for the shares of Conversion Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the BANK withdraw said amount from the subscriber's Deposit Account at the
BANK) to the BANK; and

     G. A statement to the effect that the executed Order Form, once received by the BANK, may not be modified or amended by the subscriber without the consent of the BANK.

     Notwithstanding the above, the BANK and the Holding Company will not accept orders received on photocopied or facsimilied order forms.

16.  UNDELIVERED, DEFECTIVE OR LATE ORDER FORMS: INSUFFICIENT PAYMENT

     In the event Order Forms (a) are not delivered and are returned to the BANK by the United States Postal Service or the BANK is unable to locate the addressee, (b) are not received back by the BANK or are received by the BANK after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment, except in the case of institutional investors in the Community Offering, by delivering irrevocable orders together with a legally binding commitment to pay in cash, check or money order the full amount of the purchase price prior to 48 hours before the completion of the Conversion for the shares of Conversion Stock subscribed for (including cases in which savings accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the person to whom such rights have been granted will lapse as though such person failed to return the contemplated Order Form within the time period specified thereon; provided, however, that the BANK may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the BANK may specify. The interpretation of the BANK of terms and conditions of the Plan and of the Order Forms will be final, subject to the authority of the Commissioner and the FDIC, if required.

17.  RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION

     A. All shares of Conversion Stock purchased by Directors or Officers of the BANK or the Holding Company in the Conversion shall be subject to the restriction that, except as provided in Section 17B, below, or as may be approved by the Commissioner, no interest in such shares may be sold or otherwise disposed of for value for a period of one (1) year following the date of purchase.

     B. The restriction on disposition of shares of Conversion Stock set forth in Section 17A above shall not apply to the following:

          (i) Any exchange of such shares in connection with a merger or acquisition involving the BANK or the Holding Company, as the case may be, which has been approved by the Commissioner; and

          (ii) Any disposition of such shares following the death of the person to whom such shares were initially sold under the terms of the Plan.

     C. With respect to all shares of Conversion Stock subject to restrictions on resale or subsequent disposition, each of the following provisions shall apply:

          (i) Each certificate representing shares restricted within the meaning of Section 17A, above, shall bear a legend prominently stamped on its face giving notice of the restriction;

          (ii) Instructions shall be issued to the stock transfer agent for the BANK or the Holding Company, as the case may be, not to recognize or effect any transfer of any certificate or record of ownership of any such shares in violation of the restriction on transfer; and

          (iii) Any shares of capital stock of the BANK or the Holding Company, as the case may be, issued with respect to a stock dividend, stock split, or otherwise with respect to ownership of outstanding shares of Conversion Stock subject to the restriction on transfer hereunder shall be subject to the same restriction as is applicable to such Conversion Stock.

18.  VOTING RIGHTS OF STOCKHOLDERS

     Upon conversion, the holders of the capital stock of the BANK shall have the exclusive voting rights with respect to the BANK as specified in its Articles of Incorporation. The holders of the common stock of the Holding Company (if a holding company form of organization is utilized) shall have the exclusive voting rights with respect to the Holding Company.

19.  ESTABLISHMENT OF LIQUIDATION ACCOUNT

     The BANK shall establish at the time of conversion a liquidation account in an amount equal to its net worth as of the latest practicable date prior to conversion (the "Liquidation Account"). The Liquidation Account will be maintained by the BANK for the benefit of the Eligible Account

Holders and Supplemental Eligible Account Holders who continue to maintain their Deposit Accounts at the BANK. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to his Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance, in relation to his Deposit Account balance at the Eligibility Record Date and/or Supplemental Eligibility Record Date or to such balance as it may be subsequently reduced, as hereinafter provided.

     In the unlikely event of a complete liquidation of the BANK (and only in such event), following all liquidation payments to creditors (including those to Account Holders to the extent of their Deposit Accounts) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the Liquidation Account, in the amount of the then adjusted subaccount balance for his or her Deposit Account then held, before any liquidation distribution may be made to any holders of the BANK's capital stock. No merger, consolidation, bulk purchase of assets with assumption of Deposit Accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the BANK is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

     The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of such Eligible Account Holder's and/or Supplemental Eligible Account Holder's Qualifying Deposit and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the BANK. Such initial subaccount balance shall not be increased, but shall be subject to downward adjustment as described below. For Deposit Accounts in existence at both dates, separate subaccounts shall be determined on the basis of the Qualifying Deposits in such Deposit Account on such record dates. Such initial subaccount balances shall not be increased but shall be subject to downward adjustment as described below.

     If, at the close of business on any annual closing date, commencing on or after the effective date of Conversion, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of (i) the balance in the Deposit Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Deposit Account, the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero.

     The creation and maintenance of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the BANK.

20.  TRANSFER OF DEPOSIT ACCOUNTS AND CONTINUITY OF THE BANK

     Upon Conversion, each Deposit Account Holder having a Deposit Account at the BANK prior to the Conversion will continue to have a Deposit Account, without payment therefor, in the same amount and subject to the same terms and conditions (except for voting and liquidation rights) as in effect prior to the Conversion.

     After the Conversion, the BANK will succeed to all the rights, interests, duties and obligations of the BANK before the Conversion, including but not limited to all rights and interests of the BANK in and to its assets and properties, whether real, personal or mixed. The BANK will continue to be a member of the Federal Home Loan Bank System and all its insured deposits will continue to be insured by the FDIC to the extent provided by applicable law.

21.  RESTRICTIONS ON ACQUISITION OF THE BANK AND HOLDING COMPANY

                The Certificate of Incorporation of the Holding Company, if a holding company form of organization is utilized, will contain a provision stipulating that in no event shall any record owner of any outstanding shares of the Holding Company's common stock who beneficially owns in excess of 10% of such outstanding shares be entitled or permitted to any vote in respect to any shares held in excess of 10%. In addition, the Certificate of Incorporation and Bylaws of the Holding Company provide for staggered terms of the directors, noncumulative voting for directors, limitations on the calling of special meetings, a fair price provision for certain business combinations, director qualifications and certain notice requirements.

22.  PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

     The BANK shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its regulatory capital to be reduced below the amount required for the Liquidation Account or any applicable minimum capital requirement imposed by the FDIC. Otherwise, the BANK may declare dividends, make capital distributions or repurchase its capital stock in accordance with applicable law and regulations.

23.  AMENDMENT OF PLAN

     If deemed necessary or desirable, the Plan may be substantively amended at any time prior to solicitation of proxies from Members to vote on the Plan by a two-thirds vote of the BANK's Board of Directors, and at any time thereafter by such vote of such Board of Directors with the concurrence of the Commissioner and, if necessary, the FDIC. Any amendment to the Plan made after approval by the Members with the approval of the Commissioner and, if necessary, the FDIC shall not necessitate further approval by the Members unless otherwise required by the Commissioner and, if necessary, the FDIC. The Plan may be terminated by majority vote of the BANK's Board of Directors at any time prior to the Special Meeting of Members to vote on the Plan, and at any time thereafter with the concurrence of the Commissioner and, if necessary, the FDIC.

     By adoption of the Plan, the Members of the BANK authorize the Board of Directors to amend or terminate the Plan under the circumstances set forth in this Section 23.

24.  ARTICLES OF INCORPORATION AND BYLAWS

     By voting to adopt the Plan, members of the BANK will be voting to adopt the Stock Savings Bank Articles of Incorporation and Bylaws attached as Exhibits I and II to this Plan. The effective date of the BANK's stock Articles of Incorporation and bylaws shall be the date of issuance and sale of the Conversion Stock as specified by the Commissioner.

25.  CONSUMMATION OF CONVERSION

     The Conversion of the BANK shall be deemed to take place and be effective upon the completion of all requisite organizational procedures for obtaining a Stock Savings Bank Articles of Incorporation for the BANK and sale of all Conversion Stock.

26.  REGISTRATION AND MARKETING

     Within the time period required by applicable laws and regulations, the BANK or the Holding Company, as the case may be, will register the securities issued in connection with the Conversion pursuant to the Securities Exchange Act of 1934 and will not deregister such securities for a period of at least three years thereafter, except that the maintenance of registration for three years requirement may be fulfilled by any successor to the BANK or any holding company of the BANK. In addition, the BANK or Holding Company, as the case may be, will use its best efforts to encourage and assist a market-maker to establish and maintain a market for the Conversion Stock and to list those securities on a national or regional securities exchange or the Nasdaq system.

27.  RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES

     The BANK will make reasonable efforts to comply with the securities laws of all States in the United States in which Persons entitled to subscribe for shares of Conversion Stock pursuant to the Plan reside. However, no such Person will be issued subscription rights or be permitted to purchase shares of Conversion Stock in the Subscription Offering if such Person resides in a foreign country or in a state of the United States with respect to which both of the following apply: (A) a small number of Persons otherwise eligible to subscribe for shares under the Plan reside in such state and; (B) the issuance of subscription rights or the offer or sale of shares of Conversion Stock to such Persons would require the BANK or the Holding Company, as the case may be, under the securities laws of such state or foreign country, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state or foreign country and such registration or qualification would be impracticable for reasons of cost or otherwise.

28.  EXPENSES OF CONVERSION

     The BANK shall use its best efforts to assure that expenses incurred by it in connection with the Conversion shall be reasonable.

29.  CONDITIONS TO CONVERSION

     The Conversion of the BANK pursuant to this Plan is expressly conditioned upon the following:

     (a) Prior receipt by the BANK of rulings of the United States Internal Revenue Service and any applicable state taxing authority, or opinions of counsel, substantially to the effect that the Conversion will not result in any adverse federal or state tax consequences to Eligible Account Holders or to the BANK and the Holding Company before or after the Conversion;

     (b)  The sale of all of the Conversion Stock offered in the Conversion; and

     (c)  The completion of the Conversion within the time period specified in
Section 3 of this Plan.

30.  INTERPRETATION

     All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the BANK shall be final, subject to the authority of the Commissioner and the FDIC.

                             AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                          CITIZENS FIRST SAVINGS BANK
                          ---------------------------
                            (Name of Savings Bank)


For the purpose of organizing a savings bank to carry on the business of banking pursuant to the Savings Bank Act of 1996, the incorporators of the savings bank hereinafter named enter into the following amended and restated articles of incorporation:

     FIRST.  The name of the savings bank shall be:

                          CITIZENS FIRST SAVINGS BANK
                          ---------------------------

     SECOND. The place where the principal office of this savings bank shall be located and shall conduct its business is in the City of Port Huron, County of St. Clair, State of Michigan.

     THIRD. The purpose of this corporation is to carry on the business of banking pursuant to the Savings Bank Act of 1996.

     FOURTH. The total number of shares of all classes of the stock which the Savings Bank has authority to issue is one thousand (1,000) shares all of which shares shall be common stock. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the stated value per share and otherwise shall comply with all requirements of Michigan Law. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Savings Bank. Upon payment of such consideration such shares shall be deemed to be fully paid. In the case of a stock dividend, that part of the surplus of the Savings Bank which is transferred to stated capital upon the issuance of the shares as a stock dividend shall be deemed to be the consideration for their issuance.

     A description of the Savings Bank's stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of stock are as follows:

         Common Stock.  Except as provided in this Article Fourth (or in any
         ------------
         supplementary sections hereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.


         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the board of directors.

          In the event of any liquidation, dissolution, or winding up of the Savings Bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Savings Bank's available for distribution remaining after: (i) payment or provision for payment of the Savings Bank's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Savings Bank. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     FIFTH.  The period for which this savings bank is organized is perpetual.

     SIXTH     Liquidation Account.  The Savings Bank shall establish and
               -------------------
maintain a liquidation account for the benefit of its deposit account holders as of July 31, 1999 ("Eligible Account Holders") and its deposit account holders as of December 31, 2000 ("Supplemental Eligible Account Holders"). In the event of a complete liquidation of the Savings Bank it shall comply with applicable rules and regulations with respect to the amount and the priorities on liquidation of each of the Bank's Eligible Account Holder's and Supplemental Eligible Account Holder's inchoate interests in the liquidation account to the extent it is still in existence; provided, however, that an Eligible Account Holder's and Supplemental Eligible Account Holder's inchoate interest in the liquidation account shall not entitle such Eligible Account Holder or Supplemental Eligible Account Holder to any voting rights at meetings of the Savings Bank's stockholders.

     SEVENTH.  Indemnification.
               ---------------

     (A). A director of the Savings Bank shall not be personally liable to the Savings Bank or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability: (a) for any breach of the director's duty of loyalty to the Savings Bank or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) resulting from a violation of Section 223 of the Michigan Savings Bank Act; or (d) for any transaction from which the director derived an improper personal benefit. In the event the Michigan Savings Bank Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Savings Bank Act, as so amended. Any repeal, modification or adoption of any provision in these Articles of Incorporation inconsistent with this Article Ninth (A) shall not adversely affect any right or protection of a director of the Savings Bank existing at the time of such repeal, modification or adoption.

     (B). The Savings Bank may indemnify persons identified in Section 326 of the Michigan Savings Bank Act, against expenses, judgments, penalties, fines and amounts paid in settlement, to the full extent permitted by Sections 326 through 329 of said Act.

                               STOCK BYLAWS FOR

                          CITIZENS FIRST SAVINGS BANK


                            ARTICLE I - HOME OFFICE
                            -----------------------

     The principal office of Citizens First Savings Bank (the "Savings Bank") shall be 525 Water Street, Port Huron, in the County of St Clair, in the state of Michigan.

                           ARTICLE II - STOCKHOLDERS
                           -------------------------

     Section 1.   Annual Meeting.
     ---------    --------------

     a. The annual meeting of the shareholders of the Savings Bank shall be held at 7:30 P.M. in the principal office of the Savings Bank each year on the first Wednesday of May, if not a legal holiday, and if a legal holiday, then on the day following, or at such other time and place as shall be otherwise determined by the Board of Directors, for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.

     b. Notice of the annual meeting of shareholders shall be given as provided in section 4 of this Article.

     c. No proposals submitted by shareholders shall be voted upon at the annual meeting unless they have first been submitted in writing and delivered to the Secretary of the Savings Bank at least sixty (60) days prior to the date of the annual meeting, which proposals (or summary thereof) shall then be posted in a prominent place in the principal place of business for a ten-day period prior to the date of the annual meeting.

     Section 2.   Special Meetings of Shareholders.  Special meetings of the
     ---------    --------------------------------
shareholders of the Savings Bank may be called at any time by the President or the Board of Directors; and shall be called by the President or a Vice-President. Such written request shall state the purpose of the meeting and shall be delivered at the principal place of business of the Savings Bank addressed to the President. Notice of a special meeting of shareholders shall be given as provided in section 4 of this Article.

     Section 3.   Procedure.  The President shall preside over annual meetings
     ----------   ---------
and special meetings of shareholders, and shall, determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order except as otherwise provided herein, conduct all such meetings in accordance with the then current Robert's Rule of Order. The President shall prepare the agenda for meetings of the shareholders. The agenda for annual meetings of the shareholders shall include the election of the Board of Directors, a full report by the President of the financial condition of the Savings Bank, and a full report by the President of the Savings Bank's progress during the preceding year and an outline of its program for the succeeding year.

     Section 4.   Notice of Meeting.  Notice of each meeting of shall be
     ---------    -----------------
either published once a week for the two (2) consecutive calendar weeks (in each instance on any day of the week) immediately prior to the week in which such meeting shall convene, in a newspaper printed in the English language and of general circulation in the city or county in which the principal place of business of the Savings Bank is located, or mailed postage prepaid at least ten
(10) days and not more than sixty (60) days prior to the date on which such meeting shall convene to each of its shareholders of record at the last address appearing on the books of the Savings Bank. Such notice shall state the name of the Savings Bank, the purpose(s) for which the meeting is called, the place of the meeting and the date and time when it shall convene. If any shareholders, in person or by authorized attorney, shall waive in writing notice of any special meeting of members, notice thereof need not be given to such shareholders.

     Section 5.   Approval of Shareholders.  Any matter requiring approval by
     ---------    ------------------------
the shareholders shall be approved upon the affirmative vote by a majority (or a plurality in the case of election of directors) of all voting shares at a duly held regular meeting or special meeting.

     Section 6.   Election of Board of Directors.  The Board of Directors
     ---------    ------------------------------
shall be elected by the shareholders at their annual meeting. No nominations for directors except those made by the Nominating Committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the Secretary of the Savings Bank at least sixty (60) days prior to the date of the annual meeting. Ballots bearing the names of all persons nominated by the Nominating Committee, and timely nominated by other shareholders prior to the annual meeting, shall be provided for use by the shareholders at the annual meeting.

     Section 7.   Record Date.  For the purpose of determining shareholders
     ---------    -----------
entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of shareholders. The shareholder entitled to participate in any such action shall be the shareholder of record on the books of the Savings Bank on such record date. The number of votes which each shareholder shall be entitled to cast shall be determined from the books of the Savings Bank as of such record date. Any shareholder of such record date who ceases to be a shareholder prior to such meeting shall not be entitled to vote at the meeting.

     Section 8.   Voting Rights.  In consideration of all questions requiring
     ---------    -------------
action by the shareholders of the Savings Bank, each shareholder entitled to vote shall be entitled to one vote for each share held by him or her. A shareholder may only vote at any meeting of the Savings Bank by written proxy or in person.

     Section 9.   Inspectors of Election.  Whenever any person who is present
     ---------    ----------------------
or represented by proxy and is entitled to vote at a meeting of the shareholders shall request the appointment of inspectors, the President shall appoint not more than three inspectors who need not be shareholders. If the right of any person to vote at such meeting shall be challenged, the inspectors shall determine such right. The inspectors shall receive and count the votes either upon an election or for the decision of any question, and shall determine the result. Their certificate of any vote shall be prima facie evidence thereof.

     Section 10.  Proxies.  Voting by the shareholders may be by proxy
     ----------   -------
provided that no proxies shall be voted at any meeting unless such proxies shall have been placed on file with the Secretary of the Savings Bank, for verification, prior to the convening of such meeting. All proxies with a term greater than eleven (11) months or solicited at the expense of the Savings Bank must run to the Board of Directors as a whole, or to the Proxy Committee appointed by the Board of Directors.

                       ARTICLE III - BOARD OF DIRECTORS
                       --------------------------------

     Section 1.   Number.  The business, property and affairs of the Savings
     ---------    ------
Bank shall be managed and controlled by a Board of Directors composed of not less than six nor more than twelve Directors who need not be shareholders of the Savings Bank. If less than six Directors are elected by the shareholders, the vacancies may be filled at any subsequent meeting of the shareholders called for that purpose of which notice is given as provided in these bylaws or by the Board of Directors.

     Section 2.   Terms of Office.  The Directors shall be classified with
     ---------    ---------------
respect to the time for which they shall severally hold office by dividing them into three classes as nearly equal in number as possible. At each annual meeting of shareholders, successors to the class of Directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of Directors shall expire in each year. Each Director shall hold office until the next annual meeting of the shareholders, and until a successor is elected and qualifies.

     Section 3.   Oath.  Each Director prior to taking office shall take and
     ---------    ----
subscribe an oath that he or she will diligently and honestly perform his or her duties and will not knowingly violate, or permit to be violated, any provisions of Michigan's Savings Bank Act. The Secretary of the Savings Bank shall transmit the signed oath to the Commissioner of the Office of Financial and Insurance Services.

     Section 4.   Removal.  Any Director may be removed for cause by a
     ---------    -------
majority vote of the Board of Directors, or for cause by the shareholders at a meeting of the shareholders called expressly for that purpose.

     Section 5.   Resignation.  A Director may resign at any time by sending
     ---------    -----------
written notice to that effect delivered to the Secretary of the Savings Bank.

     Section 6.   Vacancies.  Vacancies in the Board of Directors may be
     ---------    ---------
filled by a majority vote of the remaining qualified Directors.

     Section 7.   Organizational Meeting.  Immediately following the annual
     ---------    ----------------------
meeting of shareholders, or at such other time and place as approved by a majority of the Board of Directors, the Board of Directors shall convene for the purpose of electing officers and transacting any other business properly brought before it.

     Section 8.   Regular Meetings; Notice.  Regular meetings of the Board of
     ---------    ------------------------
Directors shall be held monthly, but in no event less than six times per year, and at such time and place as the Board of Directors shall from time to time determine by resolution of the Board or by Waiver of Notice and Consent.

     Section 9.   Special Meetings.  Special meetings of the Board of
     ---------    ----------------
Directors may be called by the Chair of the Board, the President, or any three of the Directors qualified at the time of the call, by giving reasonable notice, personally, by mail, by facsimile, or by telegram, of the time, place and purpose of such meeting.

     Section 10.  Waiver of Notice.  Notice of the time, place and purpose of
     ----------   ----------------
any meeting of the Board of Directors may be waived in writing, by facsimile, or by telegram, either before or after such meeting has been held.

     Section 11.  Quorum.  A majority of the qualified Directors shall
     ----------   ------
constitute a quorum for the transaction of business. If there shall be less than a quorum present at any meeting, a majority of the Directors present may adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum present.

     Section 12.  Majority Action.  Unless otherwise specified by law, the
     ----------   ---------------
Articles of Incorporation or these Bylaws, action taken at meetings of the Board of Directors shall be by a majority of the votes cast.

     Section 13.  Election of Officers.  The Board of Directors shall elect a
     ----------   --------------------
Chair of the Board, a President, and may elect a Vice-Chair of the Board, and one or more Vice-Presidents, Secretaries and Treasurers. None of said officers, except the Chair of the Board and President, need be a Director.

     Section 14.  Removal of Officers and Agents.  Any officer or agent may be
     ----------   ------------------------------
removed by the Board of Directors whenever in its judgment the best interests of the Savings Bank will be served thereby.

     Section 15.  Delegation of Powers.  For any reason deemed sufficient by
     ----------   --------------------
the Board of Directors, whether occasioned by absence or otherwise, the Board may delegate all or any of the powers and duties of any officer to any other officer or Director, but no officer or Director shall execute, acknowledge or verify any instrument in more than one capacity.

     Section 16.  Bonds.  The Board of Directors shall require every employee
     ----------   -----
concerned in the handling of moneys, accounts or securities of the Savings Bank, who can be bonded, to be bonded at the Savings Bank's expense by a surety company authorized to do business in Michigan in such an amount as shall be determined by them.

     Section 17.  Age Limitations of Directors.  A Director shall retire from
     ----------   ----------------------------
the Board of Directors immediately following the Board meeting held immediately prior to the Director's 70/th/ birthday.

                            ARTICLE IV - COMMITTEES
                            -----------------------

     Section 1.   Nominating Committee.
     ---------    --------------------

     a. The Board of Directors shall constitute the Nominating Committee, as a committee of the whole.

     b. A majority of the members of the Nominating Committee shall constitute a quorum. Action may be taken by a majority of members present at any meeting of the Nominating Committee.

     Section 2.   Audit Committee.
     ----------   ---------------

     a. The Board of Directors shall appoint an Audit Committee consisting of two or more members.

     b. The Audit Committee shall carry out the statutory compliance review functions as assigned by the Board of Directors, including but not limited to those required by section 339 of Michigan's Savings Bank Act, and other applicable laws and regulations.

     Section 3.   Compensation Committee.
     ---------    ----------------------

     a. The Board of Directors shall appoint a Compensation Committee consisting of two or more members, but shall include in such appointment the Chair of the Board and the Chair of the Audit Committee.

     b. The Compensation Committee shall present to the Board of Directors compensation formulae for the President's compensation, and for compensation of the Board of Directors. Upon approval of compensation formulae by the Board of Directors, the Compensation Committee shall administer and implement the compensation formulae, without further action by the Board of Directors.

     c. The compensation for all other officers, agents and employees of the Savings Bank shall be governed by the annual operating budget of the Savings Bank.

     Section 4.   Proxy Committee.
     ---------    ---------------

     a. The Board of Directors shall appoint a Proxy Committee, consisting of two or more members.

     b. The Proxy Committee shall vote, at meetings of shareholders, any proxies which have been placed on file with the Secretary of the Savings Bank, and which run to the Board of Directors or to the Proxy Committee itself.

     Section 5.   Loan Committee.
     ---------    --------------

     a. The Board of Directors shall appoint a Loan Committee, consisting of two or more members.

     b. The Loan Committee shall develop, and present to the Board of Directors for consideration, written standards by which the various loan departments of the Savings Bank may make loan decisions. The Loan Committee shall meet as necessary based on the Savings Bank's loan activity.

     Section 6.   Other Committees.  The Board of Directors shall appoint such
     ---------    ----------------
other standing and temporary committees as it may deem desirable. Each such committee shall have such powers and perform such duties as may be delegated to it by the Board of Directors.

     Section 7.   Membership.  The President and the Chair of the Board shall
     ---------    ----------
present to the Board of Directors nominations for committee membership, for consideration by the Board of Directors. In addition to appointments made by the Board of Directors, the President shall be a voting member of each standing and temporary committee created by the Board of Directors; and the Chair of the Board shall be a non-voting member of each such committee, unless appointed to such committee specifically by the Board in which case the Chair of the Board shall be a voting member.

                             ARTICLE V - OFFICERS
                             --------------------

     Section 1.   Chair of the Board.  The Chair of the Board shall preside at
     ---------    ------------------
all meetings of the Board of Directors. The Chair of the Board shall be a non-voting member of each standing and temporary committee created by the Board of Directors, unless appointed to such committee specifically by the Board in which case the Chair of the Board shall be a voting member.

     Section 2.   Vice-Chair of the Board.  If one has been appointed by the
     ---------    -----------------------
Board of Directors, the Vice-Chair of the Board shall preside at meetings of the Board of Directors, in the absence of the Chair of the Board.

     Section 3.   President.
     ---------    ---------

      a. The President shall be the chief executive officer of the Savings Bank, charged with the supervision and management of bank personnel, implementation of policies and programs, maintenance of effective operating cost controls, preparation of proposed operating budgets and profit forecasts, the submission of periodic reports of bank performance against cost and profit objectives, execution of approved advertising and sales programs, development and maintenance of favorable community and customer relationships, profitable acquisition of available business, management and control of daily operations, achievement of deposit goals, attainment of capital requirements and maintenance of adequate relationships with supervisory or public bodies.

     b. The President shall make policy recommendations to the Board of Directors.

     c. The President shall have full power to sign, execute and deliver on behalf of the Savings Bank all papers necessary to be signed, executed and delivered in carrying on its business and such other papers as he may be directed to sign by the Board of Directors.

     d. The President shall be a voting member of each standing and temporary committee created by the Board of Directors.

     Section 4.   Vice-Presidents and Assistant Vice-Presidents.
     ---------    ---------------------------------------------

     a. There shall be as many Vice-Presidents and Assistant Vice-Presidents as the Board of Directors may from time to time determine. Each Vice-President shall perform such duties as may be assigned by the Board of Directors or by the President. The performance of any corporate act by a Vice-President, in accordance with any provision of the Bylaws, shall have the same force and effect as if it were the act of the President. At the direction of the President or the Board of Directors, a Vice-President shall perform the duties of the President in case of the President's absence, disqualification, or inability, and such other duties as are required by law.

     b. An Assistant Vice-President, in the absence or disability of the Vice-President whom he assists, shall perform the duties and exercise the powers of that Vice-President.

     Section 5.   Treasurer and Assistant Treasurer.
     ---------    ---------------------------------

     a. The Board of Directors shall elect a Treasurer and may elect one or more Assistant Treasurers. The Treasurer shall supervise and conduct all routine banking business and shall have care and custody of the Savings Bank's funds, securities and property subject to the supervision of the President. The Treasurer shall keep permanent records of the funds and property of the Savings Bank and of all banking transactions. The Treasurer shall have authority to receive all moneys. The Treasurer shall pay out and disburse all moneys under the direction and control of the President and the Board of Directors. The Treasurer shall deposit each day to the credit of the Savings Bank all moneys not required for the convenience of the Savings Bank's business in such bank or banks or other depositories as the Board of Directors may from time to time direct. The Treasurer shall safely keep in his custody the seal of the Savings Bank, and shall have such additional powers and duties as may be assigned by the Board of Directors.

     b. Subject to the control of the President and the Treasurer, each Assistant Treasurer shall have such powers and perform such duties as may be assigned by the Board of Directors, and shall perform, in the absence or disability of the Treasurer, the duties and powers of the Treasurer.

     Section 6.   Secretary of the Board; Assistant Secretary.
     ----------   -------------------------------------------

     a. The Secretary shall keep the minutes of the meetings of the Board of Directors, and of the shareholders, and shall give notices of all meetings of which notice is required. The Secretary shall affix the Seal to written instruments properly executed on behalf of the Savings Bank and attest to the same; and generally, shall perform such other duties as may be prescribed from time to time by the Board or the President.

     b. The Secretary shall attend all meetings of the shareholders and of the Board of Directors, and shall preserve in books of the Savings Bank true minutes of the proceedings at all such meetings. The Secretary shall give all notices required by statute, by law or resolution.

     c. The Secretary of the Savings Bank shall keep a record of all Committees' proceedings, which, signed by the Chair of the Committee, shall be presented at the meetings of the Committee, and at the meetings of the Board of Directors.

     d. Each Assistant Secretary shall perform such duties as shall be prescribed by the Board, the President or the Secretary.

                         ARTICLE VI - INDEMNIFICATION
                         ----------------------------

     Section 1.   Indemnification of Directors, Officers and Employees.  The
     ----------   ----------------------------------------------------
Board of Directors may cause the Savings Bank to indemnify a person in the manner described in Michigan's Savings Bank Act, in accordance with that Act, if the Board of Directors determines that the standards set forth in that Act have been met.

     The Savings Bank may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its Directors, officers and other employees, in accordance with Michigan's Savings Bank Act. Such insurance may, but need not, be for the benefit of all Directors, officers, or employees.

                          ARTICLE VII - SUBSIDIARIES
                          --------------------------

     Section 1.   Subsidiary Boards of Directors.  The boards of directors of
     ----------   ------------------------------
subsidiaries of the Savings Bank shall be appointed annually by the Board of Directors of the Savings Bank. The President and the Chair of the Board of the Savings Bank shall submit nominations, to that effect, to the Board of Directors of the Savings Bank for that Board's consideration.

     Section 2.   Reporting by Subsidiary Boards.  Each board of directors of
     ---------    ------------------------------
a subsidiary of the Savings Bank shall submit at least annually to the President of the Savings Bank, or upon the request of the President of the Savings Bank, full reports of the financial condition of the subsidiary, and a full report of the subsidiary's progress during the preceding year and an outline of the subsidiary's program for the succeeding year.

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

                    ARTICLE VIII - EXECUTION OF INSTRUMENTS
                    ---------------------------------------

     All instruments, reports and documents shall be executed as provided from time to time, by resolution of the Board of Directors and as provided by law.

                          ARTICLE IX - CORPORATE SEAL
                          ---------------------------

     The corporate seal shall be of the design impressed hereon which is hereby adopted as the corporate seal of the Savings Bank.

                            ARTICLE X - FISCAL YEAR
                            -----------------------

     The fiscal year shall end each March 31/st/, or on such other date as shall be determined by the Board of Directors.

                       ARTICLE XI - AMENDMENT OF BYLAWS
                       --------------------------------

     Adoption of any bylaw amendment, as long as consistent with applicable law, rules, and regulations, and which adequately addresses the subject and purpose of the stated bylaw section, shall be effective after such amendment has been approved by a two-thirds affirmative vote of the entire Board of Directors, or by a vote of the shareholders of the Savings Bank at a meeting called for that purpose.

     ADOPTED by the Board of Directors on September 19, 2000.



                                    _________________________________
                                    Larry J. Moeller, Sr.
                                    Chair of the Board of Directors


                                    _________________________________
                                    Timothy D. Regan
                                    Secretary of the Savings Bank

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